UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Miller Investment Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Market Street, Suite 203, Portsmouth NH	03801
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share of Miller Convertible Total Return ETF	NYSE Arca, Inc.	41-3019419

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146552.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Miller Convertible Total Return ETF, a series of the Miller Investment Trust (the “Registrant”) to be registered hereunder, is incorporated herein by reference to Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-146552; 811-22131), as filed with the Securities and Exchange Commission on January 30, 2026. Any form of supplement to the Registration Statement subsequently filed is also incorporated by reference herein.

ITEM 2.

EXHIBITS.

1.	The Registrant's Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a.1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-146552; 811-22131), as filed with the Securities and Exchange Commission on December 21, 2007.

2.	The Registrant’s Amendment to Schedule A to the Amended and Restated Declaration of Trust is incorporated herein by reference to Exhibit (a.2) to the Trust’s Registration Statement on Form N-1A, (File Nos. 333-146552; 811-22131), as filed with the Securities and Exchange Commission on May 1, 2014.

3.	The Trust's By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s Registration Statement on Form N-1A, (File Nos. 333-146552; 811-22131), as filed with the Securities and Exchange Commission on October 5, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 13, 2026

Miller Investment Trust

By: /s/ Alyssa Miller

Name: Alyssa Miller

Title: Assistant Secretary